FBL Financial Group, Inc.
Unaudited Pro Forma Financial Information

Effective December 30, 2011, FBL Financial Group, Inc. (we or the Company) completed the previously disclosed sale of our subsidiary, EquiTrust Life Insurance Company (EquiTrust Life), to a controlled affiliate of Guggenheim Partners, LLC in an all-cash transaction with initial sale proceeds of $471.4 million (the EquiTrust Life Sale). The final price will be determined after the year-end statutory balance sheet is completed for EquiTrust Life and a further post-closing adjusted statutory net worth reconciliation is calculated.

While we sold our entire equity interest in EquiTrust Life, another subsidiary, Farm Bureau Life Insurance Company (Farm Bureau Life), is reinsuring a limited portion of the EquiTrust Life business related to variable universal life and variable annuity products distributed through various unaffiliated third parties, as well as a small amount of fixed life and annuity products. The business component that was sold is described as "the EquiTrust Life Business" herein.

In connection with the EquiTrust Life Sale, we are undertaking certain capital management actions, including the redemption of $225.0 million of our long-term debt in accordance with the mandatory redemption provisions of the underlying notes. This includes $50.0 million of 6.10% Senior Notes with our affiliate, Farm Bureau Property & Casualty Insurance Company, which was redeemed on December 30, 2011. The remaining $175.0 million of unaffiliated debt, comprised of $75.0 million of 5.85% Senior Notes due April 15, 2014 and $100.0 million of 5.875% Senior Notes due March 15, 2017, will be redeemed on January 30, 2012, at the make-whole redemption price. The estimated make-whole premium to redeem both series of unaffiliated notes is based on U.S. Treasury yields on the third business day before the redemption date, which may be materially different from the amount assumed herein. See the "Unaffiliated Debt Redemption" section below for additional details on the redemption provisions of the unaffiliated notes.

We also announced a $200.0 million stock repurchase plan in October 2011. The timing and terms of the purchases will be determined by management based on market conditions and other factors. This program may be modified or terminated at any time without prior notice.

The following unaudited pro forma financial statements for FBL Financial Group, Inc. reflect the impact of the EquiTrust Life Sale as if it was completed on January 1, 2008 for the consolidated statements of operations, and September 30, 2011 for the consolidated balance sheet. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the sale, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. In addition, the pro forma results do not give effect to (1) our results of operations or other transactions or developments since September 30, 2011, (2) the effects of transactions or developments that may occur subsequent to the EquiTrust Life Sale and (3) future sale or transition-related expenses that may be incurred. As a result, the following items are not reflected in the pro forma financial statements:

•	Future transition-related expenses, estimated to be approximately $3.1 million, which will be reimbursed by an affiliate of Guggenheim Partners, LLC.

•	The impact of reinvesting sale proceeds, as those financial results are not factually supportable.

•	The impact of stock repurchases, as actual repurchase activity is dependent upon many factors other than the EquiTrust Life Sale.

•
The loss on the EquiTrust Life Sale and loss on extinguishment of debt are excluded from the pro forma statements of operations as they do not have a continuing impact. These losses have been reflected in the adjustments to retained earnings in the September 30, 2011 pro forma balance sheet.

The unaudited pro forma financial information below should be read in conjunction with the notes thereto, in addition to our (1) Quarterly Report on Form 10-Q for the period ended September 30, 2011 and (2) Annual Report on Form 10-K for the period ended December 31, 2010. This financial information is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the dates indicated above; nor does it attempt to project future financial results.

Unaffiliated Debt Redemption

As discussed above, $175.0 million of our unaffiliated long-term debt is being redeemed in accordance with the mandatory redemption provisions of the underlying notes. While the bondholders will not be paid until January 30, 2012, we have deposited cash for the principal, accrued interest and estimated make-whole premium into irrevocable trusts on December 30, 2011 pursuant to the satisfaction and discharge provisions of the indentures.

The trust deposits totaled $211.6 million, which was an estimate; however, the amount required to redeem the notes could be greater or less than the deposits. The final make-whole redemption premium will equal the difference between the $175.0 million principal amount of the notes and the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date using a yield equal to a comparable treasury issue as of January 25, 2012 plus a make-whole spread.

We deposited $85.2 million for the $75.0 million of Senior Notes due in 2014. This estimate was calculated using a 0.44% discount rate, including a 0.25% make-whole spread, with 2.2 years to maturity plus accrued interest, which resulted in a make-whole price of 111.88 and accrued interest price of 1.71 for a total of 113.59 per $100 of principal. We also deposited $126.4 million for our $100.0 million of Senior Notes due in 2017. This estimate was calculated using a 1.01% discount rate, including a 0.20% make-whole spread, with 5.1 years to maturity plus accrued interest, which resulted in a make-whole price of 124.24 and accrued interest price of 2.20 for a total of 126.44 per $100 of principal. The final make-whole premiums will be calculated on January 25, 2012 based on U.S. Treasury rates on that date. Interest rate fluctuations could result in significant differences in the final redemption prices.

FBL Financial Group, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(Dollars in thousands)

	September 30, 2011
	As Reported	Adjustments related to EquiTrust Life Business sold (a)	Other adjustments		Pro Forma
Assets
Investments:
Fixed maturity securities - available for sale, at fair value	$12,218,511	$(6,669,229)	$—		$5,549,282
Equity securities - available for sale, at fair value	80,304	(23,836)	—		56,468
Mortgage loans	1,234,917	(678,634)	—		556,283
Derivative instruments	29,791	(29,644)	—		147
Real estate	11,030	(3,395)	—		7,635
Policy loans	171,481	—	—		171,481
Other long-term investments	112	—	—		112
Short-term investments	56,984	(23,790)	—		33,194
Total investments	13,803,130	(7,428,528)	—		6,374,602

Cash and cash equivalents	120,341	(52,384)	191,844	(b)	259,801
Securities and indebtedness of related parties	74,776	(16,988)	—		57,788
Accrued investment income	151,862	(78,384)	—		73,478
Amounts receivable from affiliates	4,565	—	—		4,565
Reinsurance recoverable	100,488	(9,969)	—		90,519
Deferred policy acquisition costs	613,264	(258,684)	—		354,580
Deferred sales inducements	184,824	(175,064)	—		9,760
Value of insurance in force acquired	25,127	—	—		25,127
Current income taxes recoverable	—	—	24,759	(c)	24,759
Other assets	77,415	(14,761)	—		62,654
Assets held in separate accounts	638,904	(64,530)	—		574,374

Total assets	$15,794,696	$(8,099,292)	$216,603		$7,912,007

FBL Financial Group, Inc.
Unaudited Pro Forma Consolidated Balance Sheet (Continued)
(Dollars in thousands)

	September 30, 2011
	As Reported	Adjustments related to EquiTrust Life Business sold (a)		Other adjustments		Pro Forma
Liabilities and stockholders' equity
Liabilities:
Future policy benefits:
Interest sensitive and index products	$10,934,249	$(7,229,803)		—		$3,704,446
Traditional life insurance and accident and health products	1,388,501	—		—		1,388,501
Other policy claims and benefits	44,761	(5,109)		—		39,652
Supplementary contracts without life contingencies	499,940	(142,602)		—		357,338
Advance premiums and other deposits	210,224	—		—		210,224
Amounts payable to affiliates	884	(184)		—		700
Long-term debt payable to affiliates	99,932	—		(49,966)	(d)	49,966
Long-term debt payable to non-affiliates	271,235	—		(174,235)	(d)	97,000
Current income taxes	2,807	(881)		(1,926)	(c)	—
Deferred income taxes	206,812	(23,428)		(21,129)	(c)	162,255
Other liabilities	93,886	(33,071)		—		60,815
Liabilities related to separate accounts	638,904	(64,530)		—		574,374
Total liabilities	14,392,135	(7,499,608)		(247,256)		6,645,271

Stockholders' equity:
FBL Financial Group, Inc. stockholders' equity:
Preferred stock, without par value, at liquidation value - authorized 10,000,000 shares, issued and outstanding 5,000,000 Series B shares	3,000	—		—		3,000
Class A common stock, without par value - authorized 88,500,000 shares, issued and outstanding 30,044,744 shares	127,904	—		—		127,904
Class B common stock, without par value - authorized 1,500,000 shares, issued and outstanding 1,192,990 shares	7,522	—		—		7,522
Accumulated other comprehensive income	200,539	(48,267)	(e)	—		152,272
Retained earnings	1,063,508	(551,417)	(e)	463,859	(e)	975,950
Total FBL Financial Group, Inc. stockholders' equity	1,402,473	(599,684)		463,859		1,266,648
Noncontrolling interest	88	—		—		88
Total stockholders' equity	1,402,561	(599,684)		463,859		1,266,736
Total liabilities and stockholders' equity	$15,794,696	$(8,099,292)		$216,603		$7,912,007

See accompanying pro forma notes.

FBL Financial Group, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share data)

	Nine months ended September 30, 2011
	As Reported	Adjustments related to EquiTrust Life Business sold (f)	Other adjustments		Pro Forma
Revenues:
Interest sensitive and index product charges	$89,235	$(16,271)	$—		$72,964
Traditional life insurance premiums	125,868	—	—		125,868
Net investment income	562,064	(304,683)	—		257,381
Derivative income (loss)	(37,811)	37,732	—		(79)
Net realized capital gains on sales of investments	24,368	(19,759)	—		4,609

Total other-than-temporary impairment losses	(32,317)	19,418	—		(12,899)
Non-credit portion in other comprehensive income/loss	13,523	(6,003)	—		7,520
Net impairment loss recognized in earnings	(18,794)	13,415	—		(5,379)

Other income	13,835	—	—		13,835
Total revenues	758,765	(289,566)	—		469,199

Benefits and expenses:
Interest sensitive and index product benefits	418,170	(273,855)	—		144,315
Change in value of index product embedded derivatives	(86,725)	86,661	—		(64)
Traditional life insurance benefits	109,913	—	—		109,913
Policyholder dividends	12,765	—	—		12,765
Underwriting, acquisition and insurance expenses	136,038	(42,561)	—		93,477
Interest expense	17,051	—	(10,527)	(g)	6,524
Other expenses	19,244	738	(4,214)	(h)	15,768
Total benefits and expenses	626,456	(229,017)	(14,741)		382,698
	132,309	(60,549)	14,741		86,501
Income taxes	(42,766)	20,614	(5,159)	(i)	(27,311)
Equity income (loss), net of related income taxes	2,041	(1,022)	—		1,019
Net income (loss)	91,584	(40,957)	9,582		60,209
Net loss attributable to noncontrolling interest	21	—	—		21
Net income (loss) attributable to FBL Financial Group, Inc.	$91,605	$(40,957)	$9,582		$60,230

Weighted average common shares outstanding - basic	30,717	30,717	30,717		30,717
Weighted average common shares outstanding - diluted	31,200	31,200	31,200		31,200

Earnings (loss) per common share	$2.98	$(1.33)	$0.31		$1.96
Earnings (loss) per common share - assuming dilution	$2.93	$(1.31)	$0.31		$1.93

See accompanying pro forma notes.

FBL Financial Group, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share data)

	Year ended December 31, 2010
	As Reported	Adjustments related to EquiTrust Life Business sold (f)	Other adjustments		Pro Forma
Revenues:
Interest sensitive and index product charges	$119,743	$(25,862)	$—		$93,881
Traditional life insurance premiums	162,056	—	—		162,056
Net investment income	721,370	(396,861)	—		324,509
Derivative income (loss)	60,574	(60,543)	—		31
Net realized capital gains on sales of investments	52,327	(30,935)	—		21,392

Total other-than-temporary impairment losses	(71,469)	40,832	—		(30,637)
Non-credit portion in other comprehensive income/loss	49,732	(28,911)	—		20,821
Net impairment loss recognized in earnings	(21,737)	11,921	—		(9,816)

Other income	14,288	1	—		14,289
Total revenues	1,108,621	(502,279)	—		606,342

Benefits and expenses:
Interest sensitive and index product benefits	517,367	(340,359)	—		177,008
Change in value of index product embedded derivatives	19,342	(19,762)	—		(420)
Traditional life insurance benefits	137,180	—	—		137,180
Policyholder dividends	17,571	—	—		17,571
Underwriting, acquisition and insurance expenses	199,413	(75,970)	—		123,443
Interest expense	24,454	—	(14,888)	(g)	9,566
Other expenses	18,954	828	—		19,782
Total benefits and expenses	934,281	(435,263)	(14,888)		484,130
	174,340	(67,016)	14,888		122,212
Income taxes	(59,206)	23,069	(5,211)	(i)	(41,348)
Equity income (loss), net of related income taxes	5,441	(1,982)	—		3,459
Net income (loss)	120,575	(45,929)	9,677		84,323
Net loss attributable to noncontrolling interest	78	—	—		78
Net income (loss) attributable to FBL Financial Group, Inc.	$120,653	$(45,929)	$9,677		$84,401

Weighted average common shares outstanding - basic	30,398	30,398	30,398		30,398
Weighted average common shares outstanding - diluted	30,719	30,719	30,719		30,719

Earnings (loss) per common share	$3.96	$(1.51)	$0.32		$2.77
Earnings (loss) per common share - assuming dilution	$3.92	$(1.50)	$0.32		$2.74

See accompanying pro forma notes.

FBL Financial Group, Inc. - Continuing Operations
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share data)

	Year ended December 31, 2009
	As Reported	Adjustments related to EquiTrust Life Business sold (f)	Other adjustments		Pro Forma
Revenues:
Interest sensitive and index product charges	$158,873	$(70,116)	$—		$88,757
Traditional life insurance premiums	155,675	(1,521)	—		154,154
Net investment income	724,653	(419,014)	—		305,639
Derivative income (loss)	67,515	(69,668)	—		(2,153)
Net realized capital gains on sales of investments	47,051	(39,303)	—		7,748

Total other-than-temporary impairment losses	(105,439)	44,371	—		(61,068)
Non-credit portion in other comprehensive income/loss	37,523	(14,863)	—		22,660
Net impairment loss recognized in earnings	(67,916)	29,508	—		(38,408)

Other income	28,735	(11,263)	—		17,472
Total revenues	1,114,586	(581,377)	—		533,209

Benefits and expenses:
Interest sensitive and index product benefits	437,270	(274,583)	—		162,687
Change in value of index product embedded derivatives	148,917	(148,933)	—		(16)
Traditional life insurance benefits	129,550	(1,391)	—		128,159
Policyholder dividends	19,416	(589)	—		18,827
Underwriting, acquisition and insurance expenses	233,088	(113,892)	—		119,196
Interest expense	25,280	—	(14,889)	(g)	10,391
Other expenses	18,904	1,342	—		20,246
Total benefits and expenses	1,012,425	(538,046)	(14,889)		459,490
	102,161	(43,331)	14,889		73,719
Income taxes	(33,219)	14,309	(5,211)	(i)	(24,121)
Equity income (loss), net of related income taxes	750	—	—		750
Net income (loss)	69,692	(29,022)	9,678		50,348
Net loss attributable to noncontrolling interest	143	—	—		143
Net income (loss) attributable to FBL Financial Group, Inc.	$69,835	$(29,022)	$9,678		$50,491

Weighted average common shares outstanding - basic	30,077	30,077	30,077		30,077
Weighted average common shares outstanding - diluted	30,201	30,201	30,201		30,201

Earnings (loss) per common share	$2.32	$(0.96)	$0.32		$1.67
Earnings (loss) per common share - assuming dilution	$2.31	$(0.96)	$0.32		$1.67

See accompanying pro forma notes.

FBL Financial Group, Inc. - Continuing Operations
Unaudited Pro Forma Consolidated Statement of Operations
(In thousands, except per share data)

	Year ended December 31, 2008
	As Reported	Adjustments related to EquiTrust Life Business sold (f)	Other adjustments		Pro Forma
Revenues:
Interest sensitive and index product charges	$127,199	$(39,037)	$—		$88,162
Traditional life insurance premiums	149,186	(3,335)	—		145,851
Net investment income	707,872	(413,278)	—		294,594
Derivative income (loss)	(208,793)	201,479	—		(7,314)
Net realized capital gains on sales of investments	1,910	694	—		2,604

Total other-than-temporary impairment losses	(158,219)	86,953	—		(71,266)
Non-credit portion in other comprehensive income/loss	—	—	—		—
Net impairment loss recognized in earnings	(158,219)	86,953	—		(71,266)

Other income	25,310	(136)	—		25,174
Total revenues	644,465	(166,660)	—		477,805

Benefits and expenses:
Interest sensitive and index product benefits	440,430	(267,420)	—		173,010
Change in value of index product embedded derivatives	(189,354)	190,129	—		775
Traditional life insurance benefits	140,139	(3,427)	—		136,712
Policyholder dividends	20,064	(841)	—		19,223
Underwriting, acquisition and insurance expenses	221,393	(106,413)	—		114,980
Interest expense	19,567	—	(10,950)	(g)	8,617
Other expenses	24,104	1,470	—		25,574
Total benefits and expenses	676,343	(186,502)	(10,950)		478,891
	(31,878)	19,842	10,950		(1,086)
Income taxes	13,662	(7,305)	(3,833)	(i)	2,524
Equity income (loss), net of related income taxes	(4)	—	—		(4)
Net income (loss)	(18,220)	12,537	7,117		1,434
Net loss attributable to noncontrolling interest	71	—	—		71
Net income (loss) attributable to FBL Financial Group, Inc.	$(18,149)	$12,537	$7,117		#VALUE!

Weighted average common shares outstanding - basic	29,894	29,894	29,894		29,894
Weighted average common shares outstanding - diluted	29,894	29,894	29,894		30,078

Earnings (loss) per common share	$(0.61)	$0.42	$0.24		$0.05
Earnings (loss) per common share - assuming dilution	$(0.61)	$0.42	$0.24		$0.05

See accompanying pro forma notes.

FBL Financial Group, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

Adjustments to the pro forma consolidated balance sheet, which reflect the impact of the EquiTrust Life Sale as if it occurred on September 30, 2011, are summarized below:

(a)	Adjustments reflect the impact of EquiTrust Life Business sold, excluding the business assumed by Farm Bureau Life, as applicable.
(b)
Cash includes adjustments estimated as of September 30, 2011 for proceeds of $461.7 million, less sale-related expenses of $12.3 million and the redemption price of the long-term debt of $257.6 million, including its estimated make-whole premium. The difference between the initial gross proceeds of $471.4 million and the gross proceeds reflected in the pro forma consolidated balance sheet ($461.7 million) represents a purchase price adjustment based on fourth quarter 2011 operations.

(c)	Represents tax impact of other pro forma adjustments at the approximate rate for each specific item.
(d)	Adjustment reflects long-term debt required to be redeemed in connection with the EquiTrust Life Sale, net of deferred issuance costs.
(e)
The net impact of adjustments to stockholders' equity reflects estimates for (1) the pre-tax loss on EquiTrust Life Sale of $150.3 million based on the GAAP book value of the EquiTrust Life Business sold as of September 30, 2011 of $599.7 million, sale-related expenses of $12.3 million and sale proceeds of $461.7 million (pre-tax loss is $102.0 million excluding the impact of accumulated other comprehensive income); (2) the pre-tax loss on extinguishment of debt of $33.4 million, primarily due to accrued interest and the estimated make-whole premium on unaffiliated senior notes; and (3) related taxes of $47.8 million. Actual amounts will vary from these estimates.

Adjustments to the pro forma consolidated statements of operations, which reflect the impact of the EquiTrust Life Sale as if it occurred on January 1, 2008, include the following:

(f)
Adjustments reflect the impact of EquiTrust Life Business sold, excluding the business assumed by Farm Bureau Life, as applicable. Adjustments are also made to underwriting, acquisition and insurance expenses and other expenses to reflect estimated overhead expenses that will be absorbed by the Company after the sale.

(g)	Reductions to interest expense reflect the debt redemption required in connection with the EquiTrust Life Sale as described in the overview above.
(h)	In 2011, adjustments to other expenses include $4.2 million of transaction costs incurred by the Company through September 30, 2011.
(i)	Represents tax impact of other pro forma adjustments at the approximate rate for each specific item.

As noted above, the pro forma consolidated statements of operations exclude the estimated future transition-related expenses, losses on the EquiTrust Life Sale, loss on extinguishment of debt and the potential impact of reinvesting proceeds or repurchasing stock.